As filed with the United States Securities and Exchange Commission on October 14, 2021.
Registration No. 333-258029

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 5
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MARPAI, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware	6411	86-1916231
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
5701 East Hillsborough Avenue, Suite 1417
Tampa, Florida 33610-5428
(646) 303-3483

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Edmundo Gonzalez
Chief Executive Officer
Marpai, Inc.
5701 East Hillsborough Ave., Suite 1417
Tampa, Florida 33610-5428
(646) 303-3483

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to:
Mitchell Nussbaum, Esq. Angela Dowd, Esq. Jane Tam, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Phone: (212) 407-4000 Fax: (212) 407-4990	Brad L. Shiffman, Esq. Blank Rome LLP The Chrysler Building 405 Lexington Ave, New York, NY 10174 Phone: (212) 885-5000 Fax: (212) 885-5001
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Proposed Maximum Aggregate offering Price(1)(2)	Amount of Registration Fee(3) (6)
Class A common stock, $0.0001 par value (2)	$28,750,000	$3,136.63
Representative’s Warrants(4)
Common stock issuable upon exercise of Representative’s Warrants(5)	1,796,875	196.04
Total	$30,546,875	$3,332.67

(1)
Includes shares of Class A common stock that the underwriters have an option to purchase to cover over-allotments.

(2)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)
Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price of the securities registered hereunder to be sold by the registrant and includes the offering price of shares of common stock that the underwriters have an option to purchase to cover over-allotments, if any.

(4)
No fee required pursuant to Rule 457(g).

(5)
We have agreed to issue to the representative of the underwriters warrants to purchase the number of shares of our common stock (the “Representative’s Warrants”) in the aggregate equal to five percent (5%) of the shares of our common stock to be issued and sold in this offering (including shares issuable upon exercise of the over-allotment option described herein). The Representative’s Warrants are exercisable for a price per share equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g), the proposed maximum aggregate offering price of the Representative’s Warrants is $1,796,875, which is equal to 125% of $1,437,500 (5% of $28,750,000).

(6)
Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 5 is being filed solely for the purpose of filing exhibits 5.1, 23.4 , 23.5 and 23.6 to this registration statement on Form S-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 5 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from the Registration Statement, filed on October 12, 2021.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.    Other Expenses of Issuance and Distribution.
The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee and the NASDAQ Capital Market listing fee.
Amount to be paid
SEC registration fee	$3,333
FINRA filing fee	$5,082
NASDAQ Capital Market listing fee	$55,000
Printing and engraving expenses	$60,000
Legal fees and expenses	$1,000,000
Accounting fees and expenses	$100,000
Transfer agent and registrar fees and expenses	$12,300
Miscellaneous expenses	$300,000
Total	$1,535,715
Item 14.    Indemnification of Directors and Officers.
The certificate of incorporation and the by-laws of our company, each as amended to date, provide that our company will indemnify, to the fullest extent permitted by the General Corporation Law of the State of Delaware, each person who is or was a director, officer, employee or agent of our company, or who serves or served any other enterprise or organization at the request of our company. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to our company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.
Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Chancery Court or the court in which the action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our Certificate of Incorporation provides that we shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of our Company or, while a director or officer of our Company, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding.
In connection therewith, we have agreed to pay the expenses (including attorneys’ fees) incurred by an any such person in defending any such proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of such proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under our Certificate of Incorporation
In addition, we may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of our Company or, while an employee or agent of our Company, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. We may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any proceeding in advance of its final disposition on such terms and conditions as may be determined by our Board of Directors.
Our Board of Directors may, and expects to following the closing of the offering, to the full extent permitted by applicable law, authorize an appropriate officer or officers to purchase and maintain at the Company’s expense insurance: (a) to indemnify the Company for any obligation which it incurs as a result of the indemnification of directors, officers and employees; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of our Certificate of Incorporation
We have entered into agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our company or any of our affiliated enterprises, provided the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our company’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The indemnification agreements will also establish procedures that will apply if a claim for indemnification arises under the agreements.
The foregoing discussion of our certificate of incorporation, by-laws, indemnification agreements and Delaware law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation, by-laws, indemnification agreements or law.
Reference is made to our undertakings in Item 17 with respect to liabilities arising under the Securities Act.
Reference is also made to the form of underwriting agreement filed as Exhibit 1.1 to this registration statement for the indemnification agreements between us and the underwriters.
Item 15.    Recent Sales of Unregistered Securities.
The following summarizes all sales of unregistered securities by Marpai, Marpai Health and Continental Benefits within the past three years:

On April 1, 2021, Marpai, Inc. granted a warrant to purchase 45,558 shares of Class A common stock at $7.90 per share. This warrant will expire on February 9, 2026.
On July 29, 2021, Marpai, Inc. issued to HillCour Investment Fund LLC a promissory note in the principal amount of up to $3,000,000 (the “HillCour Promissory Note”). As of the date of this prospectus, $1,500,000 of the HillCour Promissory Note has been drawn down. In connection with the issuance of the HillCour Promissory Note, Marpai, Inc. also issued to HillCour Investment Fund, LLC warrants to purchase a number of Class A common stock equal to the quotient of (i) 30% of the outstanding principal amount of the HillCour Promissory Note as of the date of closing of this offering, divided by (ii) the per share offering price of the Class A common stock in this offering. These warrants will be exercisable into 50,000 unregistered shares of the Company’s Class A common stock at the closing of this offering, based on the assumed offering price of $9.00 per share.
Between April 2019 and May 2020, Marpai Health sold convertible notes in the aggregate principal amount of $2.3 million at a simple interest rate of 8% per annum over a two-year term. On April 1, 2021, the outstanding principal balance and unpaid accrued interest on these notes were converted into 2,195,532 shares of Marpai Health’s common stock immediately prior to the Acquisition.
On October 24, 2019, Marpai Health sold the SQN Convertible Note in the aggregate principal amount of $2,930,000 at a simple interest rate of 6% per annum.
Between June and October 2020, Marpai Health sold convertible notes in the aggregate principal amount of $1.5 million at a simple interest rate of 8% per annum over a two-year term. On April 1, 2021, the outstanding principal balance and unpaid accrued interest on these notes were converted into 884,977 shares of Marpai Health’s common stock immediately prior to the Acquisition.
Between December 2020 and February 2021, Marpai Health sold convertible notes in the aggregate principal amount of $2.15 million at a simple interest rate of 8% per annum over a two-year term. Pursuant to the Note Exchange Agreement, we issued the New Notes in the aggregate principal amount of $2,198,459, in exchange for certain then outstanding convertible promissory notes of Marpai Health of equivalent amount in outstanding principal and accrued but unpaid interest. Upon completion of this offering, the outstanding principal balance and unpaid accrued interest on the New Notes and the June 2021 Notes are expected to convert into 360,023 shares of Class A common stock, and 48,414 shares of Class A common stock at the assumed conversion price of $6.30 per share.
In connection with the Acquisition, we issued on April 1, 2021:
•
3,559,568 shares of our Class A common stock and 127,130 shares of our Class B common stock to holders of all of the then outstanding membership interests of Continental Benefits; and

•
3,320,765 shares of our Class A common stock and 4,099,838 shares of our Class B common stock to holders of all of the then outstanding capital stock of Marpai Health.

In January 2020, Marpai Health granted warrants to purchase 364,466 shares of its common stock, at an exercise price of $1.43 per share. In February 2021, Marpai Health granted warrants to purchase 1,002,281 shares of its common stock, at an exercise price of $7.90 per share.
Between March 2019 and May 2020, Marpai Health granted 4,340,098 shares of restricted stock to a total of thirteen employees, advisors, consultants, directors and investors. These shares of restricted stock were converted into 2,283,651 shares of our Class A common stock and 2,056,447 shares of our Class B common stock in connection with the Acquisition.
The offer, sale, and issuance of the convertible notes, warrants and restricted stock described in the preceding paragraphs were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was either an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act or had adequate access, through employment, business, or other relationships, to information about Marpai Health and Continental Benefits.
Under Marpai Health’s Global Stock Incentive Plan (2019), Marpai Health granted options to purchase an aggregate of 1,027,602 shares of common stock, having a weighted average exercise price of approximately $2.21 per share, since its inception in February 2019.
Between November 2017 and June 2019, under Continental Benefits’ Long-Term Incentive Plan, Continental Benefits issued 80,000 phantom shares to a total of 7 employees, advisors, consultants, and directors, all of which were discharged on April 1, 2021 in connection with the Acquisition.
The offers, sales, and issuances of the securities described in the preceding paragraph were deemed to be exempt from registration either under Rule 701 promulgated under the Securities Act, or Rule 701, in that the transactions were under compensatory benefit plans and contracts relating to compensation, or under Section 4(a)(2) of the Securities Act in that the transactions were between an issuer and members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2). The recipients of such securities were our employees, directors, or consultants, and received the securities under our equity incentive plans. Appropriate legends were affixed to the securities issued in these transactions.
An underwriter was not involved in the issuance of any of the securities described above.
Item 16.    Exhibits and Financial Statements Schedules.
(a)
Exhibits.

The exhibit index attached hereto is incorporated herein by reference.
(b)
Financial Statements Schedules.

No financial statement schedules are provided because the information called for is not applicable or not required or is shown in the financial statements or the notes thereto.
Item 17.    Undertakings.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes that:
(1)  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and
(2)  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

EXHIBIT INDEX
Exhibit No.	Description
1.1*	Form of Underwriting Agreement (including the form of Lock-Up Agreement)
2.1*	Form of Equity Interest Purchase and Reorganization Agreement, by and among Marpai, Inc., Marpai Health, Inc., the Noteholders and Stockholders of Marpai Health, Inc., Continental Benefits, LLC, WellEnterprises USA, LLC and HillCour, Inc.**
2.2*	Amended and Restated Equity Interest Purchase and Reorganization Agreement, by and among Marpai, Inc., Marpai Health, Inc., the Noteholders and Stockholders of Marpai Health, Inc., Continental Benefits, LLC, WellEnterprises USA, LLC and HillCour, Inc., dated as of April 1, 2021**
2.3*	Form of Addendum to Amended and Restated Equity Interest Purchase and Reorganization Agreement, by and among Marpai, Inc., Marpai Health, Inc., the Noteholders and Stockholders of Marpai Health, Inc., Continental Benefits, LLC, WellEnterprises USA, LLC and HillCour, Inc.
2.4*	Addendum to Amended and Restated Equity Interest Purchase and Reorganization Agreement, by and among Marpai, Inc., Marpai Health, Inc., the Noteholders and Stockholders of Marpai Health, Inc., Continental Benefits, LLC, WellEnterprises USA, LLC and HillCour, Inc., dated as of May 7, 2021
3.1*	Certificate of Incorporation of the Registrant, dated January 22, 2021
3.2*	Form of Amended and Restated Certificate of Incorporation of the Registrant
3.3*	Bylaws of the Registrant
3.4*	Amended and Restated Certificate of Incorporation of the Registrant, dated March 31, 2021
3.5*	Second Amended and Restated Certificate of Incorporation of the Registrant, dated July 8, 2021
3.6*	Amendment to Second Amended and Restated Certificate of Incorporation of the Registrant, dated September 2, 2021
4.1*	Specimen Common Stock Certificate of the Registrant
4.2*	Form of Representative’s Warrant (included in Exhibit 1.1)
4.3*	Warrant to Purchase Common Stock between Marpai Health, Inc. and HillCour Investment Fund, LLC issued January 17, 2020
4.4*	Note Purchase Agreement and Convertible Promissory Note dated March 25, 2019, between CITTA, Inc. and HillCour Investment Fund, LLC
4.5*	Note Purchase Agreement and Convertible Promissory Note dated September 12, 2019, between CITTA, Inc. and Weatherford Holdings, LLC
4.6*	Note Purchase Agreement and Convertible Promissory Note dated October 16, 2019, between Marpai Health, Inc. and EM Sidewater Associates II
4.7*	Note Purchase Agreement and Convertible Promissory Note dated October 16, 2019, between Marpai Health, Inc. and Sidewater Associates I
4.8*	Convertible Promissory Note between CITTA Inc. and SQN Venture Income Fund, L.P., dated October 24, 2019
4.9*	Note Purchase Agreement and Convertible Promissory Note dated September 16, 2019, between Marpai Health, Inc. and Pishinano Holdings Co. Ltd.
4.10*	Note Purchase Agreement and Convertible Promissory Note dated January 14, 2020, between Marpai Health, Inc. and Winston J. Churchill
4.11*	Note Purchase Agreement dated January 17, 2020 and Convertible Promissory Note dated May 27, 2020, between Marpai Health, Inc. and Grays West Ventures LLC
4.12*	Note Purchase Agreement and Convertible Promissory Note dated January 17, 2020, between Marpai Health, Inc. and HillCour Investment Fund, LLC

Exhibit No.	Description
4.13*	Note Purchase Agreement dated May 7, 2020 and Convertible Promissory Note dated May 7, 2020, between Marpai Health, Inc. and Winston J. Churchill
4.14*	Note Purchase Agreement dated May 7, 2020 and Convertible Promissory Note dated May 7, 2020, between Marpai Health, Inc. and Winston J. Churchill
4.15*	Note Purchase Agreement and Convertible Promissory Note dated June 5, 2020, between Marpai Health, Inc. and Pishinano Holdings Co. Ltd.
4.16*	Note Purchase Agreement dated June 4, 2020 and Convertible Promissory Note dated June 4, 2020, between Marpai Health, Inc. and Grays West Ventures LLC
4.17*	Note Purchase Agreement dated June 1, 2020 and Convertible Promissory Note dated June 1, 2020, between Marpai Health, Inc. and HillCour Investment Fund, LLC
4.18*	Note Purchase Agreement and Convertible Promissory Note dated June 2, 2020, between Marpai Health, Inc. and EM Sidewater Associates II
4.19*	Note Purchase Agreement and Convertible Promissory Note dated June 4, 2020, between Marpai Health, Inc. and Samuel Sidewater
4.20*	Note Purchase Agreement dated June 17, 2020 and Convertible Promissory Note dated June 30, 2020, between Marpai Health, Inc. and Winston J. Churchill
4.21*	Note Purchase Agreement and Convertible Promissory Note dated August 28 2020, between Marpai Health, Inc. and Ignacio Mounetou
4.22*	Note Purchase Agreement and Convertible Promissory Note dated December 1, 2020, between Marpai Health, Inc. and Yaron Eitan
4.23*	Note Purchase Agreement and Convertible Promissory Note dated December 1, 2020, between Marpai Health, Inc. and Derval Capital, LLC
4.24*	Note Purchase Agreement dated December 1, 2020 and Convertible Promissory Note dated December 9, 2019, between Marpai Health, Inc. and Jeffrey D’Alessio
4.25*	Note Purchase Agreement and Convertible Promissory Note dated December 2, 2020, between Marpai Health, Inc. and Sidewater Associates I
4.26*	Note Purchase Agreement and Convertible Promissory Note dated December 2, 2020, between Marpai Health, Inc. and Midwood 43 Trust (Transfer Approval Letter to JADI Trust dated December 30, 2021)
4.27*	Note Purchase Agreement and Convertible Promissory Note dated December 2, 2020, between Marpai Health, Inc. and Winston J. Churchill
4.28*	Note Purchase Agreement and Convertible Promissory Note dated December 3, 2020, between Marpai Health, Inc. and Steven Sidewater
4.29*	Note Purchase Agreement and Convertible Promissory Note dated December 4, 2020, between Marpai Health, Inc. and HillCour Investment Fund, LLC
4.30*	Note Purchase Agreement and Convertible Promissory Note dated December 31, 2020, between Marpai Health, Inc. and Pearl Cohen Zedek Latzer Baratz
4.31*	Note Purchase Agreement and Convertible Promissory Note dated December 31, 2020, between Marpai Health, Inc. and COMPOSTIT LLC
4.32*	Note Purchase Agreement and Convertible Promissory Note dated December 31, 2020, between Marpai Health, Inc. and The Kadosh Family Irrevocable Trust — 2020
4.33*	Note Purchase Agreement and Convertible Promissory Note dated December 31, 2020, between Marpai Health, Inc. and Oz Halabi
4.34*	Note Purchase Agreement and Convertible Promissory Note dated December 2, 2020, between Marpai Health, Inc. and Yuri Kokush
4.35*	Form of Founders’ Warrants
4.36*	Note Exchange Agreement by and among Marpai, Inc. and Noteholders, dated April 1, 2021

Exhibit No.	Description
4.37*	Convertible Promissory Note dated April 1, 2021, between Marpai Health, Inc. and Winston J. Churchill
4.38*	Convertible Promissory Note dated April 1, 2021, between Marpai Health, Inc. and HillCour Investment Fund, LLC
4.39*	Convertible Promissory Note dated April 1, 2021, between Marpai Health, Inc. and Sidewater Associates I
4.40*	Convertible Promissory Note dated April 1, 2021, between Marpai Health, Inc. and Steven Sidewater
4.41*	Convertible Promissory Note dated April 1, 2021, between Marpai Health, Inc. and Yuri Kokush
4.42*	Convertible Promissory Note dated April 1, 2021, between Marpai Health, Inc. and Compostit, LLC
4.43*	Convertible Promissory Note dated April 1, 2021, between Marpai Health, Inc. and Derval Capital LLC
4.44*	Convertible Promissory Note dated April 1, 2021, between Marpai Health, Inc. and Eric Kaplan
4.45*	Convertible Promissory Note dated April 1, 2021, between Marpai Health, Inc. and Frank Mastandrea
4.46*	Convertible Promissory Note dated April 1, 2021, between Marpai Health, Inc. and JADI Trust
4.47*	Convertible Promissory Note dated April 1, 2021, between Marpai Health, Inc. and Jeffrey D’Alessio
4.48*	Convertible Promissory Note dated April 1, 2021, between Marpai Health, Inc. and The Kadosh Family Irrevocable Trust — 2020
4.49*	Convertible Promissory Note dated April 1, 2021, between Marpai Health, Inc. and Oz Halabi
4.50*	Convertible Promissory Note dated April 1, 2021, between Marpai Health, Inc. and Pearl Cohen Zedek Latzer Baratz LLP
4.51*	Convertible Promissory Note dated April 1, 2021, between Marpai Health, Inc. and Yaron Eitan
4.52*	Warrant To Purchase Stock issued April 1, 2021, between David A. Heuermann and Marpai, Inc.
4.53*	Warrant To Purchase Stock issued April 1, 2021, between Eli David and Marpai, Inc.
4.54*	Warrant To Purchase Stock issued April 1, 2021, between Grays West Ventures LLC and Marpai, Inc.
4.55*	Warrant To Purchase Stock issued April 1, 2021, between HillCour Investment Fund, LLC and Marpai, Inc.
4.56*	Warrant To Purchase Stock issued April 1, 2021, between Mordechai Geva and Marpai, Inc.
4.57*	Warrant To Purchase Stock issued April 1, 2021, between Wayne Watters and Marpai, Inc
4.58*	Warrant To Purchase Stock issued April 1, 2021, between Yaron Eitan and Marpai, Inc.
4.59*	Note Purchase Agreement and Convertible Promissory Note dated June 11, 2021, between Marpai, Inc. and Jane Cavalier Lucas
4.60*	Note Purchase Agreement and Convertible Promissory Note dated June 14, 2021, between Marpai, Inc. and Steve Johnson
4.61*	Note Purchase Agreement and Convertible Promissory Note dated June 15, 2021, between Marpai, Inc. and Wayne Watters
4.62*	Note Purchase Agreement and Convertible Promissory Note dated June 30, 2021, between Marpai, Inc. and F. Philip Blank P. A. Retirement Plan

Exhibit No.	Description
4.63*	Note Purchase Agreement and Convertible Promissory Note dated June 17, 2021, between Marpai, Inc. and Susan Cain
4.64*	Note Purchase Agreement and Convertible Promissory Note dated June 28, 2021, between Marpai, Inc. and Grays West Ventures LLC
4.65*	Agreement Relating to Voting Power Between Co-Founders of Marpai, Inc. and Grant of A Power of Attorney and Proxy dated June 28, 2021
4.66*	Warrant to Purchase Stock issued by Marpai, Inc. to HillCour Investment Fund, LLC, dated July 29, 2021
4.67*	Warrant To Purchase Stock issued April 1, 2021, between Steve Johnson and Marpai, Inc.
5.1	Opinion of Loeb & Loeb LLP
10.1*	Consulting Agreement between EYME Technologies, Ltd. And Keystone Systems Ltd, dated March 1, 2019
10.2*	Consulting Agreement between CITTA, Inc. and Grays West Ventures LLC dated July 29, 2019
10.3*	Consulting Agreement between CITTA, Inc. and Yaron Eitan dated July 29, 2019
10.4*	Consulting Agreement between CITTA, Inc. and Evolint Ltd. dated July 30, 2019
10.5*	Employment Agreement between Marpai, Inc. and Herb King dated December 1, 2020
10.6*	Asset Purchase Agreement between SQN Venture Income Fund, L.P. and CITTA Inc. dated August 12, 2019
10.7*	Subordination Agreement between SQN Venture Income Fund, L.P., CITTA, Inc., HillCour Investment Fund, LLC dated October 24, 2019, and Weatherford Holdings, LLC, Sidewater Associates I, and EM Sidewater Associates II via Joinder
10.8*	Assignment and Assumption Agreement between CITTA Inc. and SQN Venture Income Fund, L.P., dated October 24, 2019
10.9*	Bill of Sale between SQN Venture Income Fund, L.P. and CITTA, Inc., dated October 24, 2019
10.10*	Marpai Health, Inc. Global Share Incentive Plan (2019)
10.11*	Office Lease NetPark TampaBay between Bluett Capital Realty, Inc. and Continental Benefits, LLC date January 11, 2018
10.12*	Marpai, Inc. 2021 Global Stock Incentive Plan
10.13*	Executive Employment Agreement between Marpai, Inc. and Edmundo Gonzalez dated April 1, 2021
10.14*	Amended and Restated Exhibit A dated April 21, 2021, Services and Compensation between Marpai, Inc. and Yaron Eitan, appended to Consulting Agreement between CITTA, Inc. and Yaron Eitan dated July 29, 2019
10.15*	Personal Employment Agreement dated March 24, 2021, between EYME Technologies Ltd. and Mordechai Geva
10.16*	Employment Offer dated March 9, 2021, between Marpai, Inc. and Art Hoath
10.17*	Advisory Board Agreement dated February 3, 2020 between Marpai Health, Inc. and Ronnie Brown
10.18*	Landlord Consent to Sale of Interest, between Bluett Capital Realty, Inc. and Continental Benefits, LLC dated March 31, 2021
10.19*	Transition Services Agreement by and between WellEnterprises, LLC, HillCour, Inc., Continental Benefits, LLC and Marpai, Inc., dated April 1, 2021
10.20*	Supplemental Transition Services Agreement, WellEnterprises, LLC, HillCour, Inc., Continental Benefits, LLC and Marpai, Inc., dated May 7, 2021
10.21*	Trademark Assignment Agreement between HillCour, Inc., Continental Benefits, LLC, and Marpai Health, Inc. dated April 1, 2021

Exhibit No.	Description
10.22*	Assignment and Assumption Agreement between HillCour, Inc. and Continental Benefits, LLC, dated April 1, 2021
10.23*	HillCour Financial Support Letter dated May 20, 2021
10.24*	HillCour Financial Support Letter dated August 19, 2021
10.25*	Drawdown Promissory Note between Marpai, Inc. and HillCour Investment Fund, dated July 29, 2021
10.26*	Marpai, Inc. Employment Offer to Yoram Bibring, executed June 17, 2021
10.27*	Marpai, Inc. Employment Offer to Alice Roth, executed July 4, 2021
10.28*	HillCour Financial Support Letter to Marpai Health, Inc. dated March 14, 2021
10.29*	HillCour Financial Support Letter to Continental Benefits, LLC dated March 14, 2021
14.1*	Form of Code of Ethics
14.2*	Marpai, Inc. Code of Ethics, adopted September 2, 2021
21.1*	Subsidiaries of the Registrant
23.1*	Consent of UHY for Marpai, Inc.
23.2*	Consent of UHY for Marpai Health, Inc. and Subsidiary
23.3*	Consent of UHY for Continental Benefits, LLC and Subsidiary
23.4	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
23.5	Awareness Letter of UHY for Marpai, Inc. and Subsidiaries
23.6	Awareness Letter of UHY for Continental Benefits, LLC and Subsidiary
24.1*	Power of Attorney (included on signature page of this Registration Statement)
99.1*	Consent of Gonen Antebi
99.2*	Consent of Colleen DiClaudio
99.3*	Consent of Yaron Eitan
99.4*	Consent of Edmundo Gonzalez
99.5*	Consent of Damien Lamendola
99.6*	Consent of Jane Cavalier Lucas
99.7*	Consent of Vincent Kane

*
Previously filed.

**
To be filed by amendment.

Signatures
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on October 14, 2021.
MARPAI, INC.
By:
/s/ Edmundo Gonzalez

Edmundo Gonzalez
Chief Executive Officer and Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Edmundo Gonzalez Edmundo Gonzalez	Chief Executive Officer, Secretary and Director (Principal Executive Officer)	October 14, 2021
* Yoram Bibring	Principal Financial and Accounting Officer	October 14, 2021
* Damien Lamendola	Director	October 14, 2021
* Yaron Eitan	Director	October 14, 2021
*/s/ By: Edmundo Gonzalez Attorney-in-Fact